                                                                   Exhibit h(ii)
                                    RESTATED

                            TRANSFER AGENCY AGREEMENT

                                  PAYPAL FUNDS

         This TRANSFER AGENCY AGREEMENT is made this 21st day of August, 2001 between PayPal Funds (the "Trust"), a Delaware business trust having its principal place of business at 1840 Embarcadero Road East, Palo Alto, CA 94303, and PayPal Asset Management, Inc. ("PAM"), a Delaware corporation having its principal place of business at 1840 Embarcadero Road East, Palo Alto, CA 94303.

         WHEREAS, the Trust is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of each of the separate series listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a "Fund" and collectively, the "Funds");

         WHEREAS, pursuant to an Investment Advisory Agreement between the Trust and X.com Asset Management, Inc. (now PAM), dated June 13, 2000 (the "Advisory Agreement"), PAM has agreed to provide or procure transfer agency services for the Trust;

         WHEREAS, this Agreement has been restated from the predecessor agreement to update the names of the parties only; and

         WHEREAS, the Trust and PAM desire to set forth the terms and conditions on which PAM shall provide those services.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.       Services.

                  PAM shall perform for the Trust the transfer agent services set forth in Schedule A hereto. PAM also agrees to perform for the Trust such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time.

                  PAM may, in its discretion, appoint in writing other parties qualified to perform transfer agency services reasonably acceptable to the Trust (individually, a "Sub-transfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Fund; provided, however, that the Sub-transfer Agent shall be the agent of PAM and not the agent of the Trust or such Fund, and that PAM shall be fully responsible for the acts of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

         2.       Fees and Expenses.

                  PAM shall be compensated for the services to be provided by PAM under this Agreement, and shall be reimbursed for its out-of-pocket expenses in connection with the provision of such services, from the fees paid to PAM under the Advisory Agreement.

         3.       Effective Date.

                  This Agreement shall become effective as of the date first written above (the "Effective Date").

         4.       Term.

                  This Agreement shall continue in effect with respect to a Fund for an initial period of two years from the date of commencement. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods. This Agreement may be terminated without penalty by mutual agreement of the parties or upon the provision of 60 days' advance written notice by one party to the other.

         5.       Uncontrollable Events.

                  PAM assumes no responsibility hereunder, and shall not be liable for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

         6.       Legal Advice.

                  PAM shall notify the Trust at any time PAM believes that it is in need of the advice of counsel (other than counsel in the regular employ of PAM or any affiliated companies) with regard to PAM's responsibilities and duties pursuant to this Agreement; and after so notifying the Trust, PAM, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of the Trust or Funds unless relating to a matter involving PAM's willful misfeasance, bad faith, gross negligence or reckless disregard with respect to PAM's responsibilities and duties hereunder and PAM shall in no event be liable to the Trust or any Fund or any shareholder or beneficial owner of the Trust for any action reasonably taken pursuant to such advice.

         7.       Instructions.

                  Whenever PAM is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, PAM shall be entitled to rely upon any certificate, letter or other instrument or communication, believed by PAM to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trust's Board of Trustees (the "Trustees") or by the shareholder or shareholder's agent, as the case may be.

                  As to the services to be provided hereunder, PAM may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trust relating to the Funds to the extent that such services are described therein unless PAM receives written instructions to the contrary in a timely manner from the Trust.

         8. Standard of Care; Reliance on Records and Instructions; Indemnification.

                  PAM shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by PAM in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. The Trust agrees to indemnify and hold harmless PAM, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to PAM's actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to PAM by the Trust, the investment adviser and on any records provided by any fund accountant or custodian thereof; provided that this indemnification shall not apply to actions or omissions of PAM in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties; and further provided that prior to confessing any claim against it which may be the subject of this indemnification, PAM shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of PAM.

         9.       Record Retention and Confidentiality.

                  PAM shall keep and maintain on behalf of the Trust all books and records which the Trust or PAM is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. PAM further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission (the "Commission") at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Trust, the shareholder, or shareholder's agent, or the dealer of record as to such account.

         10.      Reports.

                  PAM will furnish to the Trust and to its properly-authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Trust in writing, such reports at such times as are prescribed in Schedule B attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Schedule
B. The Trust agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein.

         11.      Rights of Ownership.

                  All computer programs and procedures developed to perform services required to be provided by PAM under this Agreement are the property of PAM. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         12.      Return of Records.

                  PAM may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain PAM's files, records and documents created and maintained by PAM pursuant to this Agreement which are no longer needed by PAM in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by PAM for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

         13.      Bank Accounts.

                  The Trust and the Funds shall establish and maintain such bank accounts with such bank or banks as are selected by the Trust, as are necessary in order that PAM may perform the services required to be performed hereunder. To the extent that the performance of such services shall require PAM directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust and Funds shall provide such bank or banks with all instructions and authorizations necessary for PAM to effect such disbursements.

         14.      Representations of the Trust.

                  The Trust certifies to PAM that: (a) as of the close of business on the Effective Date, each Fund which is in existence as of the Effective Date has authorized unlimited shares, and (b) by virtue of its Trust Instrument, shares of each Fund which are redeemed by the Trust may be sold by the Trust from its treasury, and (c) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         15.      Representations of PAM.

                  PAM represents and warrants that: (a) PAM has been in, and shall continue to be in, substantial compliance with all provisions of law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required in connection with the performance of its duties under this Agreement; and (b) the various procedures and systems which PAM has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trust and PAM's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder.

16.      Insurance.

                  PAM shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. PAM shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by PAM under its insurance coverage.

         17.      Information to be Furnished by the Trust and Funds.

                  The Trust has furnished to PAM the following:

                  (a) Copies of the Trust Instrument of the Trust and of any
                      amendments thereto, certified by the proper official of the state in which filed.

                  (b) Copies of the following documents:

                      (1) The Trust's Bylaws and any amendments thereto;

                      (2) Certified copies of resolutions of the Trustees
                          covering the following matters:

                          A. Approval of this Agreement and authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct PAM hereunder; and

                          B. Authorization of PAM to act as Transfer Agent for the Trust on behalf of the Funds.

                  (c) A list of all officers of the Trust, together with
                      specimen signatures of those officers, who are authorized to instruct PAM in all matters.

                  (d) Prospectus and Statement of Additional Information;

                  (e) A certificate as to shares of beneficial interest or
                      common stock of the Trust authorized, issued, and outstanding as of the Effective Date of PAM's appointment as Transfer Agent (or as of the date on which PAM's services are commenced, whichever is the later date) and as to receipt of full consideration by the Trust for all shares outstanding, such statement to be certified by the Treasurer of the Trust.

         18.      Information Furnished by PAM.

                  PAM has furnished to the Trust the following:

                  (a) PAM's Articles of Incorporation.

                  (b) PAM's Bylaws and any amendments thereto.

                  (c) Certified copies of actions of PAM covering the following matters:

                      (1) Approval of this Agreement, and authorization of a
                          specified officer of PAM to execute and deliver this Agreement;

                      (2) Authorization of PAM to act as Transfer Agent for the
                          Trust.

                  (d) A copy of the most recent independent accountants' report relating to internal accounting control systems as filed with the Commission pursuant to Rule 17Ad-13 under the Exchange Act.

         19.      Amendments to Documents.

                  The Trust shall furnish PAM written copies of any amendments to, or changes in, any of the items referred to in Section 17 hereof forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectus or Statement of Additional Information of the Trust which might have the effect of changing the procedures employed by PAM in providing the services agreed to hereunder or which amendment might affect the duties of PAM hereunder unless the Trust first obtains PAM's approval of such amendments or changes.

         20.      Reliance on Amendments.

                  PAM may rely on any amendments to or changes in any of the documents and other items to be provided by the Trust pursuant to Sections 17 and 19 of this Agreement and the Trust hereby indemnifies and holds harmless PAM from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of PAM in reasonable reliance upon such amendments and/or changes. Although PAM is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 17 and 19 hereof, PAM shall be under no duty to comply with or take any action as a result of any of such amendments or changes unless the Trust first obtains PAM's written consent to and approval of such amendments or changes.

         21.      Compliance with Law.

                  Except for the obligations of PAM set forth in Section 9 hereof, the Trust assumes full responsibility for the preparation, contents, and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. PAM shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the 1933 Act and the 1940 Act has been declared or becomes effective.

         22.      Notices.

                  Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: 1840 Embarcadero Road East, Palo Alto, CA 94301, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         23.      Headings.

                  Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         24.      Assignment.

                  This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 24 shall not limit or in any way affect PAM's right to appoint a Sub-transfer Agent pursuant to Section 1 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         25.      Governing Law.

                  This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                   PAYPAL FUNDS

                                   By:      /s/ Mark Sullivan
                                       ---------------------------

                                   Name:       Mark Sullivan
                                            ----------------------

                                   Title:    Vice President
                                          ------------------------

                                   PAYPAL ASSET MANAGEMENT, INC.

                                   By:      /s/ Mark Sullivan
                                       ---------------------------

                                   Name:      Mark Sullivan
                                         -------------------------

                                   Title:     President
                                          ------------------------

                                   APPENDIX A

NAME OF FUND                                EFFECTIVE DATE
------------                                --------------

PayPal Money Market Reserve Fund            November 17, 1999

                                       PAYPAL FUNDS

                                       By:      /s/ Mark Sullivan
                                           ----------------------------

                                       Name:       Mark Sullivan
                                                -----------------------

                                       Title:    Vice President
                                              -------------------------

                                       PAYPAL ASSET MANAGEMENT, INC.

                                       By:      /s/ Mark Sullivan
                                           ----------------------------

                                       Name:      Mark Sullivan
                                             --------------------------

                                       Title:     President
                                              -------------------------

                                   SCHEDULE A

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                  PAYPAL FUNDS
                                       AND
                          PAYPAL ASSET MANAGEMENT, INC.

                            TRANSFER AGENCY SERVICES

1.       Shareholder Transactions

         a.  Process shareholder purchase and redemption orders.

         b. Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

         c. Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended.

         d.  Issue periodic statements for shareholders.

         e.  Process transfers and exchanges.

         f. Process dividend payments, including the purchase of new shares, through dividend reimbursement.

2.       Shareholder Information Services

         a. Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

         b. Produce detailed history of transactions through duplicate or special order statements upon request.

         c. Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

3.       Compliance Reporting

         a. Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers and the States in which the Fund is registered.

         b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

         c.  Issue tax withholding reports to the Internal Revenue Service.

4.       Dealer/Load Processing (if applicable)

         a. Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

         b. Account for separation of shareholder investments from transaction sale charges for purchase of Fund shares.

         c. Calculate fees due under 12b-1 plans for distribution and marketing expenses.

         d. Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Fund.

5.       Shareholder Account Maintenance

         a.  Maintain all shareholder records for each account in the Trust.

         b. Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

         c.  Record shareholder account information changes.

         d.  Maintain account documentation files for each shareholder.

                                   SCHEDULE B

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                  PAYPAL FUNDS
                                       AND
                          PAYPAL ASSET MANAGEMENT, INC.

                                     REPORTS

1.       Daily Shareholder Activity Journal

2.       Daily Fund Activity Summary Report

a.       Beginning Balance

b.       Dealer Transactions

c.       Shareholder Transactions

d.       Reinvested Dividends

e.       Exchanges

f.       Adjustments

g.       Ending Balance

3.       Daily Wire and Check Registers

4.       Monthly Dealer Processing Reports

5.       Monthly Dividend Reports

6.       Sales Data Reports for Blue Sky Registration

7. Annual report by independent public accountants concerning PAM's shareholder system and internal accounting control systems to be filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.

8. Such special reports and additional information that the parties may agree upon, from time to time.